Calculation of Filing Fee Tables

S-8
(Form Type)

Sezzle Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.00001 par value per share	457(a)	12,045(2)	$ 68.26(3)	$ 822,191.70(3)	$0.0001531	$125.88
Equity	Common Stock, $0.00001 par value per share	457(a)	341,717(4)	$ 280.33(5)	$ 95,793,526.61(5)	$0.0001531	$14,665.99
Total Offering Amounts					$ 96,615,718.31		$14,791.87
Total Fee Offsets							—
Net Fee Due							$14,791.87

(1)Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that may become issuable pursuant to the adjustment provisions of the 2021 Equity Incentive Plan of the Registrant (the “Plan”), including as a result of a stock split, stock dividend, or similar transaction. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of common stock registered under this Registration Statement, all shares of common stock are combined by a reverse stock split into a lesser number of shares of common stock, the number of undistributed shares of common stock covered by this Registration Statement shall be proportionately reduced.
(2)Represents shares of common stock issuable upon the exercise of outstanding options granted under the Plan that are being registered under this Registration Statement.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and computed on the basis of the $68.26 weighted-average exercise price of outstanding options under the Plan that are being registered under this Registration Statement.
(4)Represents shares of common stock available for issuance pursuant to future grants of incentives under the Plan.
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and computed on the basis of the average of the high ($294.55) and low ($266.10) sale prices of the Registrant’s common stock on February 24, 2025, as reported on the Nasdaq Capital Market.